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                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated November 9, 1999 included in Todd-AO Corporation's Form 10-K for the year ended August 31, 1999 and to all references to our Firm included in this registration statement.



/S/ ARTHUR ANDERSEN LLP

    ARTHUR ANDERSEN LLP



Los Angeles, California
April 12, 2000